UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 15, 2015 (June 12, 2015)

ENDO INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36326	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 12, 2015, Endo Luxembourg Finance Company I S.à.r.l., a private limited liability company incorporated under the laws of Luxembourg (the “Lux Borrower”), and Endo LLC, a Delaware limited liability company (together with the Lux Borrower, the “Borrowers”), entered into Amendment No. 1 to Credit Agreement (the “Amendment”), to that certain credit agreement, dated as of February 28, 2014 (the “Original Credit Agreement” and, as amended by the Amendment and as otherwise amended, amended and restated, modified or supplemented, the “Amended Credit Agreement”), by and among the Borrowers, Endo Limited, a company duly incorporated under the laws of the Republic of Ireland (“Endo Limited”), Endo Management Limited, a company duly incorporated under the laws of the Republic of Ireland, Endo Luxembourg Holding Company S.à r.l., a private limited liability company incorporated under the laws of Luxembourg, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent, collateral agent, issuing bank and swingline lender (the “Administrative Agent”). The Amendment amends the Original Credit Agreement to, among other things, (i) permit the proposed acquisition by Endo Limited or its affiliates of Par Pharmaceutical Holdings, Inc. (the “Acquisition”), a Delaware corporation (“Par”), pursuant to an Agreement and Plan of Merger, dated as of May 18, 2015, by and among Par, Endo Limited, Endo Health Solutions Inc., a Delaware corporation, Hawk Acquisition Ireland Limited (formerly Banyuls Limited), a private limited company incorporated under the laws of Ireland, Hawk Acquisition ULC, a Bermudian unlimited liability company and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the stakeholder representative and transactions related to the Acquisition and (ii) permit an incremental revolving facility in an aggregate principal amount of $250,000,000, one or more incremental term B loan facilities in an aggregate principal amount up to $5,000,000,000 and an incremental facility in the form of a senior secured asset sale bridge in an aggregate principal amount up to $1,000,000,000, in each case, in connection with the Acquisition (the “Par Incremental Facilities”).

The Amended Credit Agreement consists of a $1.1 billion, five-year senior secured term A loan facility (the “Term A Loan Facility”), a $425.0 million, seven-year senior secured term B loan facility (the “Term B Loan Facility”) and a $750.0 million, five-year senior secured revolving credit facility (the “Revolving Credit Facility,” and together with the Term A Loan Facility and the Term B Loan Facility, the “Credit Facility”). In addition to the Par Incremental Facilities, the Amended Credit Agreement also permits up to (i) an aggregate amount of incremental revolving and/or term loan commitments of $1.0 billion plus (ii) an unlimited amount of incremental revolving and/or term loan commitments if the Secured Leverage Ratio (as defined in the Amended Credit Agreement), at the time of incurrence of such incremental commitments and after giving effect thereto on a pro forma basis, is less than or equal to 3.00 to 1.00 (assuming for purposes of such calculation that any incremental revolving commitments being incurred at the time of such calculation are fully drawn and without netting cash proceeds of any incremental facilities or, in lieu of loans under any incremental facilities, pari passu or junior secured or unsecured notes or junior secured term loans) from one or more of the existing lenders (or their affiliates) or other lenders (with the consent of the Administrative Agent) and, subject to compliance by the Borrowers with the documentation and other requirements under the Amended Credit Agreement, without the need for consent from any of the existing lenders under the Amended Credit Agreement.

The obligations of the Borrowers under the Credit Facility continue to be guaranteed by certain subsidiaries of Endo Limited (the “Subsidiary Guarantors”) and continue to be secured by substantially all of the assets of the Borrowers and the Subsidiary Guarantors, subject to certain exceptions, as set forth in the Amended Credit Agreement and related documents.

The Amended Credit Agreement contains affirmative and negative covenants that the Borrowers believe are usual and customary for a senior secured credit agreement. The negative covenants include, among other things, limitations on capital expenditures, asset sales, mergers and acquisitions, indebtedness, liens, restricted payments, investments and transactions with affiliates. The Amended Credit Agreement provides greater flexibility under certain covenants, including, without limitation, asset sales, indebtedness, investments and restricted payments, in each case, to, among other things, permit the Acquisition and the financing thereof. Under the Amended Credit Agreement, Endo Limited is required to maintain (a) a Secured Leverage Ratio not to exceed (i) 4.35 to 1.00 with step downs set forth in the Amended Credit Agreement and (b) a minimum interest coverage ratio of not less than 2.50 to 1.00.

As set forth in the Amended Credit Agreement, borrowings under the Revolving Facility, Term A Loan Facility and Original Term B Loan Facility will continue to bear interest at an amount equal to a rate calculated based on the type of borrowing and the Leverage Ratio (as defined in the Amended Credit Agreement) from time to time. For example, for loans under the Term A Loan Facility and Revolving Credit Facility (other than swingline loans), the Borrowers may elect to pay interest based on an adjusted LIBOR rate plus between 1.50% and 2.50% or an Alternate Base Rate (as defined in the Amended Credit Agreement) plus between 0.50% and 1.50%. For loans under the Original Term B Loan Facility, the Borrowers may elect to pay interest based on an adjusted LIBOR rate plus 2.50% or an Alternate Base Rate plus 1.50%. The Borrowers will also continue to pay a commitment fee of between 30 to 50 basis points, payable quarterly, on the average daily unused amount of the Revolving Credit Facility based on the Leverage Ratio from time to time.

The foregoing description of the Amendment, including the Amended Credit Agreement which is attached as Exhibit A to such Amendment, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, including the Amended Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of June 12, 2015, by and among Endo Luxembourg Finance Company I S.à.r.l. and Endo LLC, as borrowers, the subsidiary guarantors party thereto, the lenders and other financial institutions party thereto and Deutsche Bank AG New York Branch, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

Date: June 15, 2015	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Executive Vice President,
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of June 12, 2015, by and among Endo Luxembourg Finance Company I S.à.r.l. and Endo LLC, as borrowers, the subsidiary guarantors party thereto, the lenders and other financial institutions party thereto and Deutsche Bank AG New York Branch, as administrative agent.